Exhibit 99.1

Accolade Announces Results for Fiscal Fourth Quarter and Full Year 2021

●	Fiscal fourth quarter 2021 revenue of $59.2 million, a 33% increase compared to fiscal fourth quarter 2020 revenue of $44.4 million
●	Fiscal year 2021 revenue of $170.4 million, a 29% increase compared to fiscal year 2020 revenue of $132.5 million
●	Initiates guidance for fiscal year 2022 revenue in the range of $260 million to $265 million, with Adjusted EBITDA in the range of $(38) million to $(42) million
●	Acquisition of 2nd.MD and proposed acquisition of PlushCare increase addressable market to more than $200 billion

SEATTLE, May 5, 2021 -- Accolade, Inc. (NASDAQ: ACCD), the company reinventing healthcare by helping people live their healthiest lives, today announced financial results for the fiscal fourth quarter and full year ended February 28, 2021.

“This has been a transformative year for Accolade.  Our fiscal year began as Covid-19 was shutting down businesses and schools, forcing us to pivot quickly to respond to our own employees’ needs while continuing to play an even more important role in our members’ and customers’ healthcare.  I am proud of the entire Accolade team and their steadfast focus and commitment to growing our portfolio, extending our relationships across the healthcare ecosystem, outperforming our financial targets, and delivering on our promises to our customers. Looking ahead, our acquisition of 2nd.MD and pending acquisition of PlushCare dramatically expand our addressable market opportunities, while also helping to introduce new conversations with customers who are looking for solutions that drive better outcomes for their employees while lowering their healthcare costs. Our proven track record of delivering these results has been the foundation of our success. We remain focused on reinventing healthcare, with a commitment to deliver a single solution that simplifies the care journey and empowers people to make the best decisions for their health and well-being,” said Rajeev Singh, Accolade CEO.

Fiscal year 2021 highlights:

●Delivered 29% growth in revenue

●Annual Contract Value of $211 million, or 31% growth over fiscal year 2020

●Gross Dollar Retention of 99%

●More than doubled customer base to 112 customers

●Increased members to more than 2.1 million across customer organizations of all sizes

●Delivered Accolade Covid Response Care

●Launched Mental Health Integrated Care with Ginger to address employee mental health

●Completed Initial Public Offering in July 2020 and follow-on offering in October 2020

●Announced acquisition of 2nd.MD to add Expert Medical Opinion (closed in early fiscal 2022)

●Released updated Aon study measuring cost-savings impact of Accolade offerings

●Launched service to Defense Health Agency to support Tri-Care Select military families

Financial Highlights for Fiscal Fourth Quarter and Fiscal Year ended February 28, 2021

	Three Months Ended February 28(29),		%	Twelve Months Ended February 28(29),		%
	2021	2020	Change(2)	2021	2020	Change(2)
	(in millions, except percentages)			(in millions, except percentages)
GAAP Financial Data:
Revenue	$59.2	$44.4	33%	$170.4	$132.5	29%
Net Loss	$(4.7)	$(2.1)	(121)%	$(50.7)	$(51.4)	1%

Non-GAAP Financial Data(1):
Adjusted EBITDA	$2.7	$2.0	36%	$(26.9)	$(33.1)	19%
Adjusted Gross Profit	$31.9	$22.6	41%	$77.6	$59.1	31%
Adjusted Gross Margin	53.8%	50.8%		45.6%	44.6%

(1) A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying Financial Tables. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

(2) Percentages are calculated from accompanying Financial Tables and may differ from percentage change of numbers in Financial Highlights table due to rounding.

Financial Outlook

Accolade provides forward-looking guidance on Revenue and Adjusted EBITDA.

For the fiscal first quarter ending May 31, 2021, we expect:

●	Revenue between $54 million and $56 million
●	Adjusted EBITDA, a non-GAAP measure, between $(16) million and $(19) million

For the fiscal year ending February 28, 2022, we expect:

●	Revenue between $260 million and $265 million
●	Adjusted EBITDA, a non-GAAP measure, between $(38) million and $(42) million

Commenting on the company’s fiscal year 2022 outlook, Accolade Chief Financial Officer Steve Barnes added, “Our fiscal year 2022 guidance shows the continued momentum in Accolade’s navigation and advocacy business and the accretive impact of 2nd.MD’s growth rate. Creating and maintaining a superlative member and customer experience is critical to realizing the value of bringing together the extraordinary capabilities of both companies. To meet that objective, we plan to invest in integration to maximize the value of our combined offerings, cross-sell and upsell our solutions into our respective customers, and create additional opportunities to bend medical trendline and improve outcomes. The same will be true when we complete the acquisition of PlushCare, which we expect to close in early June. Our focus is on driving top line growth while demonstrating consistent progress toward our long-term operating model.”

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Quarterly Conference Call Details

The company will host a conference call today, Wednesday, May 5, 2021 at 4:30 p.m. E.T. to discuss its financial results. The conference call can be accessed by dialing 1-833-519-1281 for U.S. participants, or 1-914-800-3853 for international participants, referencing conference ID # 2082409; or via a live audio webcast that will be available online at http://ir.accolade.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described under the heading “Risk Factors” in Accolade’s most recently filed Quarterly Report on Form 10-Q, which should be read in conjunction with any forward-looking statements. All forward-looking statements in this press release are based on information available to Accolade as of the date hereof, and it does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Accolade, Inc.

Accolade provides personalized health and benefits solutions designed to empower every person to live their healthiest life. Accolade helps millions of people and their employers navigate the complexities of the healthcare system with empathy, expertise and through exceptional service while supporting them in lowering the cost of care and improving health outcomes. Accolade blends technology-enabled health and benefits solutions, specialized support from Accolade Health Assistants® and Clinicians and access to expert medical opinion services for high-cost treatment decisions. Accolade consistently receives consumer satisfaction ratings over 90 percent. For more information, visit Accolade on LinkedIn, Twitter, Instagram and Facebook and at www.accolade.com.

Investor Contact:

Todd Friedman, Investor Relations, 484-532-5200, Todd.Friedman@accolade.com

Asher Dewhurst, Investor Relations, 443-213-0500, Accolade@westwicke.com

Media Contact:

Megan Torres, Public Relations, 206-926-8180, Megan.Torres@accolade.com

Source: Accolade

Financial Tables

Accolade, Inc. and Subsidiaries

Consolidated Balance Sheets (unaudited)

(In thousands, except share and per share data)

	February 28(29),
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$433,884	$33,155
Accounts receivable, net	9,112	294
Unbilled revenue	2,725	895
Current portion of deferred contract acquisition costs	2,210	1,368
Current portion of deferred financing fees	93	279
Prepaid and other current assets	5,957	12,944
Total current assets	453,981	48,935
Property and equipment, net	9,227	13,625
Goodwill	4,013	4,013
Acquired technology, net	604	2,054
Deferred contract acquisition costs	6,067	3,876
Other assets	1,618	745
Total assets	$475,510	$73,248
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$7,390	$5,273
Accrued expenses	4,845	6,580
Accrued compensation	35,379	23,838
Deferred rent and other current liabilities	567	674
Due to customers	5,015	4,674
Current portion of deferred revenue	25,879	28,919
Total current liabilities	79,075	69,958
Loans payable, net of unamortized issuance costs	—	21,144
Deferred rent and other noncurrent liabilities	5,192	5,523
Deferred revenue	395	396
Total liabilities	84,662	97,021
Convertible preferred stock:
Preferred stock par value $0.0001; 25,000,000 shares authorized; 0 and 19,513,939 issued and outstanding at February 28(29), 2021 and 2020, respectively	—	233,022
Commitments
Stockholders’ equity (deficit)
Common stock par value $0.0001; 500,000,000 shares authorized; 55,699,052 and 6,033,450 shares issued and outstanding at February 28(29), 2021 and 2020, respectively	6	2
Additional paid‑in capital	762,362	64,071
Accumulated deficit	(371,520)	(320,868)
Total stockholders’ equity (deficit)	390,848	(256,795)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$475,510	$73,248

Accolade, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Fiscal Year Ended February 28(29),
	2021	2020	2019
Revenue	$170,358	$132,507	$94,811
Cost of revenue, excluding depreciation and amortization	93,673	73,685	60,568
Operating expenses:
Product and technology	49,955	42,306	35,708
Sales and marketing	33,711	30,050	23,456
General and administrative	31,584	26,154	19,665
Depreciation and amortization	8,212	8,516	9,391
Total operating expenses	123,462	107,026	88,220
Loss from operations	(46,777)	(48,204)	(53,977)
Interest expense, net	(3,724)	(2,925)	(2,374)
Other expense	(147)	(107)	(90)
Loss before income taxes	(50,648)	(51,236)	(56,441)
Income tax expense	(4)	(129)	(55)
Net loss	$(50,652)	$(51,365)	$(56,496)
Net loss per share, basic and diluted	$(1.72)	$(9.13)	$(12.17)
Weighted‑average common shares outstanding, basic and diluted	29,370,594	5,626,713	4,641,256

The following table summarizes the amount of stock-based compensation included in the consolidated statements of operations:

	Year Ended February 28(29),
	2021	2020	2019
Cost of revenue	$948	$318	$255
Product and technology	3,387	1,674	1,108
Sales and marketing	2,376	1,482	1,199
General and administrative	2,865	2,528	3,159
Total stock‑based compensation	$9,576	$6,002	$5,721

Accolade, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Fiscal Year Ended February 28(29),
	2021	2020	2019
Cash flows from operating activities:
Net loss	$(50,652)	$(51,365)	$(56,496)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	8,212	8,516	9,391
Amortization of deferred contract acquisition costs	1,657	985	794
Noncash interest expense	2,252	834	425
Noncash bonus	—	5,884	569
Loss on disposal of equipment	—	299	—
Stock‑based compensation expense	9,576	6,002	5,721
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(10,648)	(683)	6,522
Accounts payable and accrued expenses	2,991	5,838	1,515
Deferred contract acquisition costs	(4,690)	(2,399)	(2,499)
Deferred revenue and due to customers	(2,700)	2,286	16,192
Accrued compensation	16,356	(1,671)	2,381
Deferred rent and other liabilities	(505)	220	(555)
Other assets	2,919	(8,993)	(508)
Net cash used in operating activities	(25,232)	(34,247)	(16,548)
Cash flows from investing activities:
Capitalized software development costs	(374)	—	(1,943)
Purchases of property and equipment	(1,991)	(3,315)	(1,175)
Net cash paid in acquisition of MD Insider	—	(206)	—
Earnout payments to MD Insider	(58)	—	—
Net cash used in investing activities	(2,423)	(3,521)	(3,118)
Cash flows from financing activities:
Proceeds from public offerings, net of underwriters' discounts and commissions and offering costs	439,410	—	—
Proceeds from sale of preferred stock, net	—	19,943	49,933
Proceeds from stock purchases under employee stock purchase plan	2,379	—	—
Proceeds from stock option and warrant exercises	9,348	6,619	1,002
Proceeds from borrowings on debt	51,166	1,660	3,000
Repayments of debt principal	(73,166)	—	(5,000)
Payments related to debt retirement	(753)	—	—
Principal payments under capital leases	—	—	(102)
Net cash provided by financing activities	428,384	28,222	48,833
Net increase (decrease) in cash and cash equivalents	400,729	(9,546)	29,167
Cash and cash equivalents, beginning of period	33,155	42,701	13,534
Cash and cash equivalents, end of period	$433,884	$33,155	$42,701
Supplemental cash flow information:
Interest paid	$2,296	$2,391	$2,609
Issuance of stock options in lieu of cash bonus	$5,735	$—	$569
Fixed assets included in accounts payable	$232	$45	$93
Other receivable related to stock option exercises	$97	$173	$—
Income taxes paid	$149	$55	$—
Common stock issued in connection with acquisition	$156	$6,164	$—
Offering costs included in prepaid assets and accounts payable and accrued expenses	$—	$3,042	$—
Common stock issued in connection with joint development agreement	$—	$3,869	$—
Common stock warrants issued in connection with debt	$—	$779	$—

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we use the following non-GAAP financial measures to help us evaluate trends, establish budgets, measure the effectiveness and efficiency of our operations, and determine employee incentives. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, and excluding stock-based compensation. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors, as they eliminate the impact of certain noncash expenses and allow a direct comparison of these measures between periods without the impact of noncash expenses and certain other nonrecurring operating expenses.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted to exclude interest expense (net), income tax expense (benefit), depreciation and amortization, stock-based compensation, and acquisition and integration-related costs. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We believe Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry, as this measure generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA have certain limitations, including that they exclude the impact of certain non-cash charges, such as depreciation and amortization, whereas underlying assets may need to be replaced and result in cash capital expenditures, and stock-based compensation expense, which is a recurring charge. These non-GAAP financial measures may also not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner, limiting their usefulness as comparative measures. In evaluating these non-GAAP financial measures, you should be aware that in the future we expect to incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or nonrecurring items. When evaluating our performance, you should consider these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable GAAP measures set forth in the reconciliation tables below and our other GAAP results. The following table presents, for the periods indicated, a reconciliation of our revenue to Adjusted Gross Profit:

	Three Months Ended		Twelve Months Ended
	February 28(29),		February 28(29),
	2021	2020	2021	2020

	(in thousands, except percentages)		(in thousands, except percentages)
Revenue	$59,232	$44,441	$170,358	$132,507
Less:
Cost of revenue, excluding depreciation and amortization	(27,620)	(21,948)	(93,673)	(73,685)
Gross profit, excluding depreciation and amortization	31,612	22,493	76,685	58,822
Add:
Stock-based compensation, cost of revenue	269	68	948	318
Adjusted Gross Profit	$31,881	$22,561	$77,633	$59,140
Gross margin, excluding depreciation and amortization	53.4%	50.6%	45.0%	44.4%
Adjusted Gross Margin	53.8%	50.8%	45.6%	44.6%

The following table presents, for the periods indicated, a reconciliation of our Adjusted EBITDA to our net loss:

	Three Months Ended		Twelve Months Ended
	February 28(29),		February 28(29),
	2021	2020	2021	2020
	(in thousands)		(in thousands)
Net Loss	$(4,726)	$(2,139)	$(50,652)	$(51,365)
Adjusted for:
Interest expense, net	60	854	3,724	2,925
Income tax provision	(81)	80	4	129
Depreciation and amortization	2,121	2,101	8,212	8,516
Stock-based compensation	3,266	1,107	9,576	6,002
Acquisition and integration-related costs	2,050	—	2,050	567
Other expense	44	9	147	107
Adjusted EBITDA	$2,734	$2,012	$(26,939)	$(33,119)